UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

Premier Exhibitions, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia		30326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 842-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2012, the Board of Directors of the Company appointed Samuel Weiser to the position of President and Chief Executive Officer. Mr. Weiser is currently a director of the Company, and will continue to serve in that capacity.

Mr. Weiser, age 52, served as Interim Chief Financial of the Company from May 2011 until June 27, 2011, and as Interim President and Chief Executive Officer from November 28, 2011 through June 29, 2012. From February through October 2009 and again since July 2010, Mr. Weiser provided consulting services to us through a consulting agreement. Mr. Weiser is also the owner of Foxdale Management, LLC, a consulting firm founded by Mr. Weiser that provides operational consulting to asset management firms and litigation support services in securities related disputes. He was the Chief Operating Officer of Sellers Capital LLC, an investment management firm, where he was responsible for all non-investment activities, from 2007 to 2010. Mr. Weiser remains a member of Sellers Capital LLC. Mr. Weiser is also an indirect investor in Sellers Capital Master Fund, Ltd., an investment fund managed by Sellers Capital LLC and Premier’s largest shareholder. From April 2005 to 2007, he was a Managing Director responsible for the Hedge Fund Consulting Group within Citigroup Inc.’s Global Prime Brokerage division. Mr. Weiser also served as Chairman of the Managed Funds Association, a lobbying organization for the hedge fund industry, from 2001 to 2003. Mr. Weiser is also a former partner in Ernst & Young. Mr. Weiser also serves as a director of Paragon Technologies, Inc. He received a Bachelor of Arts in Economics from Colby College and a Master of Science in Accounting from George Washington University.

The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Mr. Weiser and any director or executive officer of the Company and (2) there was no arrangement or understanding between Mr. Weiser and any other person pursuant to which he was elected to his position with the Company. Pursuant to Item 404(a) of Regulation S-K, the Company reports that On February 2, 2009, the Company entered into a month to month consulting agreement with Foxdale Management, LLC and Mr. Samuel Weiser whereby Mr. Weiser has provided advice and other consulting services to the Company at a rate which was originally not to exceed $20 thousand per month and amended in January 2011 not to exceed $25 thousand per month. This agreement was filed by the Company as an exhibit to its Form 10-Q dated July 10, 2009. Mr. Weiser earned and was paid a total of $191,250 for consulting services in fiscal year 2011 and $295,000 for consulting services in fiscal year 2012.

On June 29, 2012, the Company and Mr. Weiser also entered into an Employment Agreement (the “Agreement”). The Agreement provides for Mr. Weiser’s employment for an indefinite term as President and Chief Executive Officer of the Company. The Agreement may be terminated by either party at any time, subject to certain severance provisions provided in the Agreement. Pursuant to the agreement, the Company will pay Mr. Weiser a salary of $360,000 per year. In addition, Mr. Weiser will receive 250,000 stock appreciation rights and 99,074 restricted stock units under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan. 48,611 stock appreciation rights and 79,681 restricted stock units vested immediately, with the remainder vesting in twenty-nine equal parts each month thereafter. The stock appreciation rights will be settled in cash, and expire five years from the date of grant. The restricted stock units will be settled in stock. Upon a termination without cause or by Mr. Weiser for good reason, as such terms are defined in the employment agreement. Mr. Weiser would be entitled to six months salary as severance plus vesting of his equity awards. “Cause” is defined in the Agreement to include (i) failure to substantially perform duties reasonable and customary for a CEO in the Exhibition Business and/or failure to comply with the covenants and other provisions contained in this Agreement which are not remedied in a reasonable period of time after receipt of written notice from the Company setting forth the nature of such failure; or (ii) fraud, misappropriation, embezzlement or similar acts of dishonesty; Conviction of a felony or misdemeanor involving moral turpitude; or Intentional and willful misconduct relating to the Executive’s employment that may subject the Employer to criminal and or civil liability.

Effective with the signing of this Agreement, the parties terminated the existing consulting agreement between the Company, Foxdale Management, LLC and Mr. Weiser pursuant to which he provided services as Interim President and Chief Executive Officer.

In connection with his appointment as President and Chief Executive Officer, Mr. Weiser has agreed to forgo all director fees as of July 1, 2012.

The Company also announced on July 3, 2012, that the Board of Directors of the Company appointed John Norman to the position of President of Arts and Exhibitions International, LLC (formerly PEM Newco, LLC), a subsidiary of Premier Exhibition Management, LLC, which is a subsidiary of the Company, effective June 25, 2012.

Mr. Norman, age 52, previously served as President of the Arts and Exhibitions International division of AEG Live, until its April 2012 acquisition by the Company and Arts and Exhibitions International, LLC. Mr. Norman previously served as Co-President and Chief Operating Officer of Clear Channel Exhibitions, and prior thereto as Senior Vice President of SFX entertainment.

The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Mr. Norman and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Norman and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Norman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On June 25, 2012, Arts and Exhibitions International, LLC, and Mr. Norman also entered into an Employment Agreement (the “Norman Agreement”). The Norman Agreement provides for Mr. Norman’s employment for a two year term as President of Arts and Exhibitions International, LLC (formerly PEM Newco, LLC). The Agreement may be terminated by either party at any time, subject to certain severance provisions provided in the Agreement. Pursuant to the agreement, the Company will pay Mr. Norman a salary of $320,000 per year. In addition, Mr. Norman has the opportunity to earn an annual cash bonus of up to 100% of his base salary. The bonus is calculated as (a) 15% of the management fee earned by Arts and Exhibitions International, LLC, above the minimum management fee earned pursuant to its agreement with AEG Live, LLC, plus (b) 10% of the gross profit of Arts and Exhibitions International, LLC, that is based on new content, plus (c) 2.5% of the annual EBITDA of Premier Exhibition Management, LLC. Upon a termination without cause or by Mr. Norman for good reason, as such terms are defined in the Norman Agreement, Mr. Norman would be entitled to six months salary as severance. “Cause” is defined in the Norman Agreement to include (i) failure to substantially perform duties reasonable and customary for a division President in the Exhibition Business and/or failure to comply with the covenants and other provisions contained in this Agreement which in each case are not remedied in a reasonable period of time after receipt of written notice from the Company setting forth the nature of such failure; or (ii) fraud, misappropriation, embezzlement or similar acts of dishonesty; or (iii) conviction of a felony or misdemeanor involving moral turpitude which in the reasonable opinion of the board of directors will adversely affect Company or its reputation; or (iv) intentional and willful misconduct that may subject the employer to criminal and or civil liability.

This summary does not purport to be complete and is qualified by reference to the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 8.01	Other Events.

On July 3, 2012, Premier Exhibitions, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated June 29, 2012, by and between the Company and Samuel S. Weiser

10.2	Stock Appreciation Right Agreement, by and between the Company and Samuel S. Weiser, dated June 29, 2012

10.3	Restricted Stock Unit Agreement, by and between the Company and Samuel S. Weiser, dated June 29, 2012

10.4	Employment Agreement, dated June 25, 2012, by and between Arts and Exhibitions International, LLC, and John Norman

99.1	Press Release dated July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael J. Little
Michael J. Little
Chief Financial Officer and Chief Operating Officer

Date: July 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated June 29, 2012, by and between the Company and Samuel S. Weiser

10.2	Stock Appreciation Right Agreement, by and between the Company and Samuel S. Weiser, dated June 29, 2012

10.3	Restricted Stock Unit Agreement, by and between the Company and Samuel S. Weiser, dated June 29, 2012

10.4	Employment Agreement, dated June 25, 2012, by and between Arts and Exhibitions International, LLC, and John Norman

99.1	Press Release dated July 3, 2012